SCHEDULE 14C INFORMATION

(RULE 14C-101)

Information Statement Pursuant to Section 14 (c)

Of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Definitive Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)

CARDIOGENICS HOLDINGS INC.

(Name if Registrant as Specified in its Charter)

Payment of Filing Fee (Check Appropriate Box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the fee was paid previously. Identify the filing by registration statement number, or the Form or Schedule and the date of filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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CARDIOGENICS HOLDINGS INC.

6295 NORTHAM DRIVE, UNIT 8

MISSISSAUGA, ONTARIO L4V 1W8

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

To:	The Holders of Our Common Stock and the Holders of the Exchangeable Shares of CardioGenics ExchangeCo Inc.

The purpose of this letter and the enclosed Information Statement is to inform you that the stockholders holding a majority of our Voting Stock (as defined in the Information Statement) have executed written consents in lieu of a meeting to approve:

1.	The re-election of our four (4) directors, each to hold office until our 2012 Annual Meeting or until his respective successor is elected and qualified;

2.	The approval and ratification of KPMG LLP as our independent auditors for the fiscal year ending October 31, 2012; and

3.	An amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 65,000,000 to 100,000,000 shares, par value, $0.00001 per share and deauthorize our Class B Common Stock.

The details of the actions taken pursuant to such written consents and certain other information are set forth in the accompanying Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL OR ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Yahia Gawad

____________________________

Chief Executive Officer

Mississauga, Ontario

March __, 2012

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CARDIOGENICS HOLDINGS INC.

6295 NORTHAM DRIVE, UNIT 8

MISSISSAUGA, ONTARIO L4V 1W8

INFORMATION STATEMENT

PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION

PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS

REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE

NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY. THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION

STATEMENT IS MARCH __, 2012.

CardioGenics Holdings Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our Board of Directors (our “Board”) has previously approved, and the holders of a majority of the outstanding shares of (i) our common stock, par value $0.00001 per share (the “Common Stock”) and (ii) the exchangeable shares of CardioGenics ExchangeCo Inc. (“ExchangeCo”), our wholly-owned Canadian subsidiary (the “Exchangeable Shares”), voting together on an as-exchanged basis (the “Majority Stockholders”), have previously executed Written Consents of Stockholders in Lieu of a Meeting dated February 17, 2012 (the “Written Consents”) (a) approving the re-election of our four (4) directors, each to hold office until our 2012 Annual Meeting or until his respective successor is elected and qualified; (b) approving and ratifying KPMG LLP as our independent auditors for the fiscal year ending October 31, 2012; and (c) approving an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 65,000,000 to 100,000,000 shares, par value, $0.00001 per share and deauthorize our Class B Common Stock (the “Proposals”).

Only holders of our Common Stock and the Exchangeable Shares of record at the close of business on February 17, 2012 (the “Record Date”) are being given notice of the actions to be taken pursuant to the Written Consents (the “Voting Stockholders”) and such notice is being given solely for the purpose of informing them of such corporate actions before they take effect.

Section 78.320 of the Nevada Revised Statues “NRS”, permits any action that may be taken at a meeting of the stockholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting.

In order to eliminate the costs and management time involved in obtaining proxies and holding a special meeting of the stockholders, and in order to effect the Proposals as early as possible to accomplish the purposes hereafter described, our Board elected to seek the written consent of the Majority Stockholders to reduce the costs and time required to implement the Proposals.

On February 15, 2012, our Board unanimously adopted resolutions authorizing the Proposals.

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Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Voting Stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on April ___, 2012.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of sixty-five million (65,000,000) shares of common stock par value $0.00001 (the “Common Stock”); (ii) four hundred forty thousand (440,000) shares of Class B common stock, par value $0.00001 (“Class B Common Stock”), of which four hundred thousand (400,000) shares have been designated Series 2 Class B common stock, and forty thousand (40,000) shares have been designated Series 3 Class B common stock; and (iii) fifty million (50,000,000) shares of preferred stock (“Preferred Stock”), of which one (1) share has been designated Series 1 Preferred Stock (the “Series 1 Preferred Share”).

Also, as of the Record Date, there are issued and outstanding (a) 31,100,200 shares of Common Stock and (b) one (1) Series 1 Preferred Share. There are also issued and outstanding shares of prior classes of common stock of the Company that may be converted into 137,062 shares of Common Stock, upon presentation in accordance with the terms of the Company's 2002 and 2004 recapitalizations. There are no outstanding shares of Class B Common Stock.

In addition to the Company’s capital stock described above, as of the Record Date, ExchangeCo has 14 shares of a class of exchangeable shares issued and outstanding as of the Record Date, which, among other matters, are exchangeable at any time into 24,388,908 shares of Common Stock and entitle the holders of such exchangeable shares to certain voting rights with respect to any matter on which holders of the Company’s Common Stock are entitled to vote, consent or otherwise act (the “Exchangeable Share(s)”), all as more particularly set forth in that certain Voting and Exchange Rights Agreement dated July 9, 2009 among the Company, ExchangeCo and Weirfoulds LLP, as trustee (the “Voting Trust Agreement”). Pursuant to the Voting Trust Agreement, each share of Common Stock represented by each Exchangeable Share, shall have equal voting rights as the Common Stock with respect to any matter on which holders of the Company’s Common Stock are entitled to vote, consent or otherwise act (the “Exchangeable Shares Voting Rights”). The holders of the Exchangeable Shares may exercise their Exchangeable Shares Voting Rights either directly or through the trustee that is the holder of the Company’s outstanding Series 1 Preferred Share, in accordance with the terms of the Voting Trust Agreement.

Each share of Common Stock and each share of Common Stock represented by each Exchangeable Share (voting directly or through the Series 1 Preferred Share) entitle its holder to one vote on each matter submitted to the stockholders (“Voting Stock”). However, because the Majority Stockholders have voted in favor of the Proposals described above by the Written Consent; and having sufficient voting power to approve such Proposals through their ownership of Voting Stock, no other stockholder consents will be solicited in connection with this Information Statement.

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ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Voting Stockholders as of the Record Date of certain corporate actions taken by the Majority Stockholders pursuant to the Written Consents.

What Corporate Matters Did The Majority Stockholders Vote For?

The Majority Stockholders have voted in favor of the following Proposals:

1.	The re-election of four (4) members to our Board of Directors, each to hold office until our 2012 Annual Meeting or until his respective successor is elected and qualified;

2.	The approval and ratification of KPMG LLP as our independent auditors for the fiscal year ending October 31, 2012; and

3.	An amendment to our Articles of Incorporation (substantially in the form set forth in Exhibit A to this Information Statement) to increase the authorized number of shares of our Common Stock from 65,000,000 to 100,000,000 shares, par value, $0.00001 per share and deauthorize our Class B Common Stock.

Who is Entitled to Notice?

Each outstanding share of Common Stock and Exchangeable Shares as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consents.

What Constitutes the Voting Stock of the Company?

The voting power entitled to vote on the Proposals consists of the vote of the holders of a majority of the voting power of (i) the outstanding Common Stock and (ii) the shares of Common Stock represented by the Exchangeable Shares (the “Voting Stock”). As of the Record Date, 31,237,262 shares of Common Stock, and 14 Exchangeable Shares, which are exchangeable at any time into 24,388,908 shares of Common Stock, were issued and outstanding, resulting in a total of 55,626,170 shares of Voting Stock issued and outstanding.

What Vote is Required to Approve the Proposals?

The affirmative vote of a majority of the voting power of the shares of Voting Stock outstanding on the Record Date is required for approval of the Proposals. The Majority Stockholders, as stockholders owning a majority of the voting power of the outstanding shares of Voting Stock, voted in favor of the Proposals pursuant to the Written Consents.

Has the Board Approved the Corporate Actions?

Yes. Our Board approved the corporate actions on February 15, 2012.

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When will the Proposals Become Effective?

In accordance with federal securities laws, the Proposals will not become effective until at least twenty (20) calendar days following the mailing of this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of the Record Date by (i) each person who is a beneficial owner of more than five percent (5%) of any class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.

Unless otherwise noted, (i) we believe that all persons named in the table will have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them and (ii) the address of each beneficial owner will be c/o CardioGenics Inc., 6295 Northam Drive, Unit 8, Mississauga, Ontario L4V 1W8 Canada.

Name & Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class(2)
Yahia Gawad	18,144,652	27.70%

Alexander D.G. Reid	523,196	*

J. Neil Tabatznik	2,482,534(3)	3.79%

Linda J. Sterling	1,501,617	2.29%

James Essex	398,183	*

All executive officers and directors as a group (5 persons)	23,050,182	33.78%

*	Less than one percent (1%)

(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2)	Based on 55,626,170 shares of Common Stock outstanding directly and indirectly through Exchangeable Shares.

(3)	Includes a warrant to purchase 157,178 shares of Common Stock.

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THE PROPOSALS

PROPOSAL 1

ELECTION OF BOARD OF DIRECTORS

General

Pursuant to our Articles of Incorporation, the holders of our Common Stock may elect our directors. All directors are elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified. All nominees have advised us that they are able and willing to serve as directors until the 2012 Annual Meeting or until his respective successor is elected and qualified.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

There are no family relationships among the directors.

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last five years, (ii) been convicted in or has pending any criminal proceedings, (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any federal, state or provincial securities or commodities law and such finding has been reversed, suspended or vacated.

The Board of Directors has no standing committees and acts as its own nominating, compensation and internal audit committee.

Nominees for Election as Director

The following table sets forth the names and ages of the nominees for our Board of Directors:

Name	Age
Yahia Gawad	53

Alexander D.G. Reid	73

J Neil Tabatznik	61

Linda J. Sterling	50

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Yahia Gawad, MB, Ch.B., MD, MSc. (Director and Chief Executive Officer of CardioGenics since 1997). Dr. Gawad is a Physician/Scientist with primary training in Cardiology, Biochemistry and Immunology.  He received his medical education and post-graduate training at the University of Alexandria and the University of Toronto. Dr. Gawad's academic and commercial experience and expertise include many years of designing and managing cardiovascular disease research and product development.

Dr. Gawad was a co-founder of a division of Nanogen (NGEN) (formerly Syn X and Skye Pharmatech) where he held the position of Vice-President, Medical Affairs. Prior to that, he was Director of Clinical Research and Development at Spectral Diagnostics Inc. (now Nanogen).

For the past 16 years, he has been working extensively on cardiac diagnostic test products.  He has prepared, submitted and obtained FDA regulatory approvals for several cardiac test products currently being marketed (including Cardiac Status Troponin I®, Myoglobin® and Myoglobin/CK-MB®, registered trademarks of Spectral Diagnostics Inc.). Through his expertise and contributions to an international committee, a new cardiac test, Troponin I, is now in routine clinical use.

In addition, Dr. Gawad has researched, developed and published several other tests. Dr. Gawad has received several awards and scholarships and was a member of both the Clinical Committee of the American Heart Association and the POC division of the American Association for Clinical Chemistry. He has served as a reviewer for the editorial board of the American Journal of Cardiology (1999-2003). Dr. Gawad published extensively and presented his research and clinical findings at national and international symposia.

Neil Tabatznik (Director of CardioGenics since 2005, Acting Chairman of CardioGenics since 2009). Mr. Tabatznik is the Chairman, CEO of Arrow Pharmaceuticals Inc. Arrow Pharmaceuticals is part of a global generic drug company established in 2000, and has seen rapid growth from $0 to $700 million in 8 years. The Arrow Group has sales operations in 5 continents and employs more than 1000 people worldwide. Prior to Arrow Pharmaceuticals, Mr. Tabatznik was the Chairman, CEO of Genpharm Inc. (1993-2000), which was acquired by MerckKGaA in 1994 and is now a part of Mylan Inc. the world's third largest generic and specialty pharmaceutical company. He was a Barrister-at-Law in London and was called to the Bar of England and Wales in 1978. He has extensive expertise in pharmaceutical manufacturing and negotiations of agreements with multinational companies.

Alexander D.G. Reid (Director of CardioGenics since 1998). Mr. Reid has been in the financial community with experience in public and private companies for over 30 years. He has held numerous positions and board memberships in various financial and non-financial corporations. For many years, Mr. Reid was the author of the market business column in the Financial Post. Through his writing, various business models have been analysed and critiqued.  He has been involved with the Company as a shareholder since 1999;

Linda J. Sterling (Corporate Secretary of CardioGenics since 2003, Director of CardioGenics since 2009). Ms. Sterling has been in the legal community in the capacity as a Law Clerk with both Stikeman Elliott LLP and Davies Ward Phillips & Vineberg LLP since 1999. She developed expertise with both public and private company legal compliance and has been responsible for CardioGenics' compliance and maintenance of corporate governance since 2001. She is currently in the process of being licensed as a Legal Executive (F.Inst.L.C.O.), with the Institute of Law Clerks of Ontario, of which she is a member. She has held the position of CEO and director of Sterling Studios since 1989.

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PROPOSAL 2

APPOINTMENT OF AUDITORS

Our Board of Directors has approved the appointment of KPMG LLP, as our independent auditors for our fiscal year ending October 31, 2012. KPMG LLP is replacing J.H. Cohn LLP, which has served as the Company’s independent auditors since 2000.

The following table sets forth the fees billed to the Company by J.H. Cohn for the fiscal years ended October 31, 2011 and October 31, 2010:

	Fiscal Year Ended October 2011		Fiscal Year Ended October 2010
Audit Fees	$60,000	(1)	$66,090
Audit Related Fees	$46,728	(2)	$46,728	(2)
Tax Fees	$0	(3)	$0	(3)
All Other Fees	$0		$0
Total	$106,728		$96,616

(1)Represents estimated audit fees for the fiscal year ended October 31, 2011.
(2)Represents charges of J.H. Cohn LLP, CardioGenics’ auditor in the fiscal years ended October 31, 2011 and 2010 for review of interim financial statements.
(3)J.H. Cohn LLP did not provide and did not bill for any tax services.

Audit fees consist of the fees for the audit of the Company’s annual financial statements or services that are normally provided in connection with the statutory and regulatory filings of the Company’s annual financial statements.

Audit-related services include the review of the Company’s financial statements and quarterly reports that are not reported as Audit Fees.

Tax fees included tax planning and various taxation matters.

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PROPOSAL 3

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO

INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

General

Our Amended Articles of Incorporation (the “Articles”) currently authorize the issuance of 65,000,000 shares of Common Stock. On February 15, 2012, our Board approved, subject to receiving the approval of the holders of a majority of the voting power of the Voting Stock, an amendment to our Articles increasing our authorized shares of Common Stock from 65,000,000 to 100,000,000 and deauthorizing our Class B Common Stock.

Purpose of the Amendment

Our Board approved the amendment to our Articles to increase our authorized shares of Common Stock so that such shares will be available for issuance for general corporate purposes without the requirement of further action by our stockholders. Potential uses of the additional authorized shares of Common Stock may include, without limitation, private or public offerings, acquisition transactions and other general corporate purposes. As a development stage company, we are at all times investigating additional sources of financing which our Board believes will be in our best interests and in the best interests of our stockholders. We do not currently have any plans, proposals, agreements or understandings for any transaction that would require the issuance of any of the additional shares of our Common Stock that are proposed to be authorized.

In addition, the amendment to our Articles will also serve to deauthorize our Class B Common Stock as all previously outstanding shares of Class B Common Stock have been redeemed by the Company and we do not anticipate any further need for a separate class of common stock.

Effects of the Amendment

The amendment, when implemented, will not have any immediate effect on the rights of existing stockholders. However, our Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of our Common Stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional Common Stock could have the effect of diluting earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Our Common Stock does not carry any pre-emptive rights to purchase additional shares and the adoption of the amendment to our Articles will not, of itself, cause any change in our capital accounts.

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Forward-Looking Statements and Information

This Information Statement contains forward-looking statements, which reflect our views with respect to future events. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “will”, “anticipates”, “intends”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document, unless expressly set forth otherwise.

STOCKHOLDERS SHARING AN ADDRESS

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one Information Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Information Statement, or any future notices and documents, may make such request by contacting the bank, broker or other holder of record, or our offices by telephone at 1.905.763.8501, by e-mail at info@cardiogenics.com or by mail to: CardioGenics Holdings Inc., 2695 Northam Drive, Unit 8, Mississauga, Ontario L4V 1W8. In addition, any such street-name stockholders residing at the same address who have received multiple copies of this Information Statement and wish to receive a single copy of our annual reports, Information Statements and proxy materials in the future may contact the bank, broker or other holder of record, or our offices at the contact information above.

Information Statement Costs

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us.  We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

ADDITIONAL INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or Form 8-K/A and other information with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

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RECOMMENDATION OF THE BOARD OF DIRECTORS

The Company’s board of directors recommended approval of the Proposals.

By order of the Board of Directors

February 15, 2012

/s/ Yahia Gawad

____________________________

Yahia Gawad

Chief Executive Officer

Mississauga, Ontario

March __, 2012

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EXHIBIT A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

CARDIOGENICS HOLDINGS INC.

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ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CARDIOGENICS HOLDINGS INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article FOURTH of the Articles of Incorporation of CardioGenics Holdings Inc. (the "Corporation") is hereby amended to read as follows:

{SEE ANNEX 1 TO THIS CERTIFICATE OF AMENDMENT}

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.89%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer **Yahia Gawad, Chief Executive Officer**

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

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ANNEX 1

to

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

of

CARDIOGENICS HOLDINGS INC.

The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) of which (a) One Hundred Million (100,000,000) shares shall be common stock, par value $0.00001 and (b) Fifty Million shall be preferred stock, par value $0.00001. The preferred stock may be issued from time to time in one or more series, the number of shares and any designation of each and the voting powers, designations, preferences and relative, participating, optional and other special rights of the shares of each series, and the qualifications, limitations and restrictions thereof, to be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to limitations provided by law.

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